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                                                                    EXHIBIT 4.31

                             SUPPLEMENTAL INDENTURE

                                       OF

                                    GUARANTOR

      THIS SUPPLEMENTAL INDENTURE dated as of June 9, 2003, is delivered pursuant to Section 4.18 of the Indenture dated as of December 23, 2003 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "2002 Indenture") among LAMAR MEDIA CORP., a Delaware corporation, certain of its subsidiaries ("Guarantors") and WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, a national banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the 2002 Indenture).

      The undersigned hereby agree that:

      1. The undersigned is a Guarantor under the 2002 Indenture with all of the rights and obligations of Guarantors thereunder.

      2. The undersigned has granted, ratified and confirmed, in the form and substance of Exhibit B to the 2002 Indenture, the Guarantee provided for by
Article 10 of the 2002 Indenture.

      3. The undersigned hereby represents and warrants that the representations and warranties set forth in the 2002 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

      4. All notices, requests and other communications provided for in the Indenture should be delivered to the undersigned at the following address:

      Keith A. Istre
      Vice President - Finance and
      Chief Financial Officer
      Lamar Media Corp. and its Subsidiaries
      5551 Corporate Blvd.
      Baton Rouge, LA 70808

      5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 2002 Indenture.

      6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.



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      IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                           Guarantor:

                                           Stokely Ad Agency, L.L.C.,
                                           an Oklahoma limited liability company

                                           By: Lamar Central Outdoor, Inc.,
                                           Its: Managing Member

                                           By:  /s/ Keith A. Istre
                                              --------------------------------
                                                Keith A. Istre
                                                Vice President - Finance and
                                                Chief Financial Officer

Attest:

By:        /s/ James R. McIlwain
   ------------------------------------
         James R. McIlwain, Secretary

Accepted:

WACHOVIA BANK OF DELAWARE
NATIONAL ASSOCIATION, as Trustee

By:       /s/ Brian K. Justice
   ------------------------------------
Title:   Vice President
      ---------------------------------


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